Exhibit 99.1

CORELOGIC DELIVERS STRONG SECOND QUARTER REVENUE AND PROFIT GROWTH

AND RECORD FREE CASH FLOW; RAISES FULL-YEAR 2020 FINANCIAL GUIDANCE

Commits to $1 Billion Share Repurchase by End of 2022, Including at Least $500 Million in 2020;

Increases Quarterly Dividend by 50%;

Will Exit Lower-Margin Reseller Businesses

Irvine, Calif., July 23, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported strong operating and financial results for the three months ended June 30, 2020, increased 2020 financial guidance, and announced plans to divest two lower-margin reseller businesses. The Company also announced a 50% increase in its quarterly dividend and plans to repurchase $1 billion of its shares by the end of 2022, including at least $500 million by the end of 2020.

“CoreLogic delivered exceptional operating and financial results during the second quarter and first half of 2020. Despite the challenges attributable to the COVID-19 pandemic, our record performance stands as a clear confirmation of the value creation upside inherent in our strategic plan,” said Frank Martell, President and Chief Executive Officer. “Based on accelerating growth trends, competitive wins and share gains, as well as expanded profitability, we are looking ahead to an even stronger second half of the year. Our financial results in the first half of 2020, our views of current market conditions and our internal business plans give us high confidence in achieving our longer-term targets in 2021 and beyond.”

A discussion of second quarter financial results, guidance updates and details regarding the Company’s planned divestiture of its reseller operations and capital allocation program follow.

Second Quarter Results – Strong Growth and Margin Trends Drive Record Free Cash Flow

Growth Focus – Share Gains, Mega Wins and Pricing Drive Organic Growth Rates

•

Reported revenues of $477 million were up 4%. Revenues were up 15% normalizing for $28 million of second quarter 2019 revenues attributable to non-core default technology units sold and the AMC transformation, which have no 2020 counterpart and a $15 million impact attributable to COVID-19

•	Organic revenue growth of approximately 5%, up from more than 2% for the previous quarter, fueled by broad-based market share gains, value pricing and solutions bundles

•	Secured two mega wins in insurance and spatial solutions including a significant strategic win of a top 5 U.S. insurance carrier for CoreLogic’s next-generation integrated insurance solution

•	Core Mortgage market outperformance in tax and flood zone solutions and double-digit growth in credit solutions and valuations platforms

Profitability – High Operating Leverage and Productivity Fuel Expanded Margins

•	Operating income from continuing operations of $91 million, up by $76 million

•	Operating leverage and productivity demonstrated by 3% reduction in operating costs on higher revenues

•	Net income from continuing operations of $59 million compared with prior year loss of $6 million

•	Diluted EPS from continuing operations of $0.73 cents; Adjusted EPS of $1.02, up 29%

•	Adjusted EBITDA of $158 million, up 18%

•	Adjusted EBITDA margin of 33%, up 400 basis points

Liquidity and Capital Return – Durable Cash Generation Powers Capital Return and Debt Reduction

•

Net operating cash provided by continuing operations for the 12 months ended June 30, 2020 was $512 million. Free cash flow (“FCF”) for the 12 months ended June 30, 2020 period totaled $393 million or 71% of adjusted EBITDA

•	Retired $101 million of debt outstanding; covenant debt leverage at 2.8 times

•	Total debt outstanding at June 30, 2020 of $1.59 billion compared with $1.69 billion at December 31, 2019; $750 million available on revolving credit facility

•	Repurchased 150,000 common shares and paid $18 million in dividends to shareholders

2020 Third Quarter Guidance – Continuing Acceleration of Revenue and Profit Growth

•

Guidance ranges reflect internal run rates of revenues and costs, benefits from market share gains, cost productivity as well as expected US mortgage market unit volumes. Guidance ranges for third quarter results follow:

•	Revenues of $485 to $515 million

•	Adjusted EBITDA of $160 to $175 million

•	Financial impacts attributable to COVID-19 of approximately $10 to $15 million in both revenue and adjusted EBITDA

2020 Full-Year Guidance Raise – Realizing the Benefits of Higher Mortgage Market Volumes (Purchase and Refinancing), Market Share Gains and Operating Leverage

•	Increased guidance reflects financial and operating outperformance from the first half of 2020 as well as higher than expected cost productivity and continued market share gains

•	Strategic mega wins in Insurance and Spatial solutions and core mortgage expected to benefit the second half of 2020 and more significantly 2021

•	Mortgage market unit volume estimates for 2020 remain unchanged from previous guidance (approximately +25% year-over-year)

•	Expected financial impacts attributable to COVID-19 (approximately $40 to $45 million in both revenue and adjusted EBITDA)

($ in Millions except per-share amounts)	Previous Guidance	Updated Guidance
Revenue	$1,840 - $1,880	$1,860 - $1,895
Adjusted EBITDA(1)	$565 - $585	$580 - $600
Adjusted EPS(1), (2)	$3.40 - $3.60	$3.60 - $3.75

(1)	Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.
(2)	Adjusted EPS does not reflect the impact of the expected share repurchase of $500 million in 2020.

2021-2022 Guidance Details – Approximately 60% of Organic Growth Target Achieved via Contract Wins; Lower Mortgage Rates and Strengthening Purchase Market Volumes Further Bolster Outlook

•	Approximately 60% of our 2021 assumed organic revenue growth target of 5%, or $95 million, is secured by contract wins (including four mega wins)

•	Flow-through benefits of 2020 financial outperformance benefits 2021 revenues and profitability

•	Gains from next-generation integrated insurance solution adoption and 2020 launch and national expansion of CoreLogic OneHomeTM and HomeVisitTM solutions expected to benefit results from 2021 onward

•	Approximately 95% of our revenues are recurring in nature

•	2020 financial impacts attributable to COVID-19 are expected to largely recover in 2021

•	Overall U.S. mortgage market unit volumes expected to be down approximately 10% to 15% in 2021 and down 5% in 2022 with growth in purchase volume transactions offset by lower refinancing

CoreLogic to Divest Reseller Businesses – Strategic Realignment Expected to Lift Margins to 35%, Boost Organic Growth Profile and Lower Cyclical Mortgage Revenues

•

Reseller business units include Tenant Screening and Credit and Borrower Verification Solutions with highly volume sensitive revenues aggregating approximately $340 million (trailing 12 months as of June 30, 2020)

•	Proforma 2020 adjusted EBITDA margins (based on mid-point of updated revenue and adjusted EBITDA guidance) increased by approximately 350 basis points to 35%

•	Raises share of non-mortgage revenue to approximately 45%, which reduces historical cyclicality and improves growth rates

•	Planned divestitures are pursuant to previously authorized Board delegation in January 2020

•	Advisors retained to conduct sale process commencing in third quarter

Quarterly Dividend Increased 50% ($0.22 to $0.33); $1 Billion Share Repurchase Timing Announced

•	Dividend boost and share repurchase commitment reflects durable cash generative model and long-held commitment to consistent and significant capital return

•	50% increase in quarterly dividend from $0.22 to $0.33; additional dividend increases expected commensurate with expanding profitability

•

The Company expects to repurchase at least $500 million of shares in 2020, $300 million of shares in 2021 and the remaining $200 million of shares in 2022 to complete its current $1 billion authorization. The $1 billion repurchase program is expected to reduce current share count by more than 15% by 2022

•	Our share repurchase program is expected to be more than 10% accretive to projected 2021 Adjusted EPS

“As we celebrate our tenth anniversary as a public company, CoreLogic has emerged as an integrated, data-driven strategic partner for virtually every lender and the thousands of other participants that collectively comprise the housing finance and insurance landscape,” said Frank Martell. “Our accelerating revenue growth and financial performance demonstrate our ability to capitalize on our market-leading positions, unmatched data, and client platforms, which collectively connect the global housing economy and help millions of people find, buy and protect the homes they love.”

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Thursday, July 23, 2020, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-844-861-5502 for U.S./Canada callers or 1-412-858-4604 for international callers.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-877-344-7529 for U.S. and Canada participants or 1-412-317-0088 for international participants using Conference ID 10146664.

###

Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

Media Contact: George Sard, Sard Verbinnen & Co, office phone: 917-848-8165, e-mail:

GSard@SARDVERB.com

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results, including in the second half of the year and 2021 and 2022 , overall mortgage market volumes, market opportunities, shareholder value creation, repurchases of our shares, our strategic plans or growth strategy, and the near and long term consequences of the unsolicited proposal we received from Cannae Holdings, Inc. (“Cannae”) and Senator Investment Group, LP (“Senator”) on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; our adoption of a shareholder rights plan; any potential impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non GAAP financial measures only in conjunction with the most directly comparable GAAP financial measure. These non GAAP measures are not in accordance with, or a substitute for, U.S. GAAP. A reconciliation of non-GAAP measures for historical periods to the most directly comparable GAAP financial measures is included in this press release. The Company believes that its presentation of non-GAAP measures provides useful supplemental information to investors and management regarding the Company’s financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 26% for 2020. FCF is defined as net cash provided by continuing operating activities, less capital expenditures for purchases of property and equipment, capitalized data, and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Because the non-GAAP measures for future periods included herein are forward-looking, the Company is not able to provide a reconciliation, without unreasonable efforts, of its forward-looking guidance of adjusted EBITDA and adjusted EPS to the most directly comparable GAAP financial measure due to the unknown effect, timing, and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

CoreLogic, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Operating revenues	$477,464	$459,538	$921,349	$877,246
Cost of services (excluding depreciation and amortization shown below)	214,491	227,210	430,056	446,271
Selling, general and administrative expenses	124,061	122,798	238,467	251,022
Depreciation and amortization	46,701	47,106	93,544	96,325
Impairment loss	1,228	47,834	1,228	47,834

Total operating expenses	386,481	444,948	763,295	841,452

Operating income	90,983	14,590	158,054	35,794

Interest expense:
Interest income	98	401	512	1,379
Interest expense	17,743	19,582	35,936	39,285

Total interest expense, net	(17,645)	(19,181)	(35,424)	(37,906)
Gain/(loss) on investments and other, net	7,136	(2,884)	4,089	(2,150)
Tax indemnification release	—	(13,394)	—	(13,394)

Income/(loss) from continuing operations before equity in earnings/(losses) of affiliates and income taxes	80,474	(20,869)	126,719	(17,656)

Provision/(benefit) for income taxes	21,845	(15,031)	34,796	(13,973)

Income/(loss) from continuing operations before equity in earnings/(losses) of affiliates	58,629	(5,838)	91,923	(3,683)
Equity in earnings/(losses) of affiliates, net of tax	376	314	888	(108)

Net income/(loss) from continuing operations	59,005	(5,524)	92,811	(3,791)
(Loss)/income from discontinued operations, net of tax	—	(48)	13	(94)
Net income/(loss)	$59,005	$(5,572)	$92,824	$(3,885)

Basic income per share:
Net income/(loss) from continuing operations	$0.74	$(0.07)	$1.17	$(0.05)
(Loss)/income from discontinued operations, net of tax	—	—	—	—
Net income/(loss)	$0.74	$(0.07)	$1.17	$(0.05)

Diluted income per share:
Net income/(loss) from continuing operations	$0.73	$(0.07)	$1.15	$(0.05)
(Loss)/income from discontinued operations, net of tax	—	—	—	—
Net income/(loss)	$0.73	$(0.07)	$1.15	$(0.05)

Weighted-average common shares outstanding:
Basic	79,403	80,473	79,216	80,326
Diluted	80,646	80,473	80,767	80,326

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value)	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$137,286	$105,185
Accounts receivable (less allowance for credit losses of $8,007 and $7,161 as of June 30, 2020 and December 31, 2019, respectively)	290,199	281,392
Prepaid expenses and other current assets	68,991	59,972

Total current assets	496,476	446,549
Property and equipment, net	440,015	451,021
Operating lease assets	59,571	65,825
Goodwill, net	2,400,412	2,396,096
Other intangible assets, net	351,055	378,818
Capitalized data and database costs, net	327,936	327,078
Investment in affiliates, net	11,839	16,666
Other assets	76,087	76,604

Total assets	$4,163,391	$4,158,657

Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$185,355	$173,989
Accrued salaries and benefits	67,039	86,598
Contract liabilities, current	362,702	321,647
Current portion of long-term debt	2,504	56,022
Operating lease liabilities, current	17,855	18,058

Total current liabilities	635,455	656,314
Long-term debt, net of current	1,566,292	1,610,538
Contract liabilities, net of current	589,744	563,246
Deferred income tax liabilities	85,280	110,396
Operating lease liabilities, net of current	76,411	85,139
Other liabilities	208,086	181,814

Total liabilities	3,161,268	3,207,447
Stockholders’ equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 79,459 and 78,972 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	120,029	111,000
Retained earnings	1,099,154	1,006,992
Accumulated other comprehensive loss	(217,061)	(166,783)

Total stockholders’ equity	1,002,123	951,210

Total liabilities and equity	$4,163,391	$4,158,657

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income/(loss)	$92,824	$(3,885)
Less: Income/(loss) from discontinued operations, net of tax	13	(94)

Net income/(loss) from continuing operations	92,811	(3,791)
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	93,544	96,325
Amortization of debt issuance costs	2,493	2,583
Amortization of operating lease assets	7,284	7,923
Impairment loss	1,228	47,834
Provision for bad debt and claim losses	7,893	7,577
Share-based compensation	21,838	17,755
Equity in (earnings)/losses of affiliates, net of taxes	(888)	108
Loss on early extinguishment of debt	—	1,453
Deferred income tax	3,087	(8,291)
(Gain)/loss on investments and other, net	(4,089)	2,150
Tax indemnification release	—	13,394
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,545)	(38,845)
Prepaid expenses and other current assets	(4,767)	(6,189)
Accounts payable and other accrued expenses	4,889	(24,962)
Contract liabilities	66,786	12,329
Income taxes	(7,893)	15,890
Dividends received from investments in affiliates	109	—
Other assets and other liabilities	(31,660)	(22,649)

Net cash provided by operating activities—continuing operations	243,120	120,594

Net cash provided by operating activities—discontinued operations	18	—

Total cash provided by operating activities	$243,138	$120,594

Cash flows from investing activities:
Purchases of property and equipment	$(31,855)	$(44,714)
Purchases of capitalized data and other intangible assets	(18,535)	(18,307)
Cash paid for acquisitions, net of cash acquired	(12,046)	(41)
Purchases of investments	(631)	(658)
Cash received from sale of business-lines	—	1,082
Proceeds from investments and other	2,281	1,157

Net cash used in investing activities—continuing operations	(60,786)	(61,481)

Net cash provided by investing activities—discontinued operations	—	—

Total cash used in investing activities	$(60,786)	$(61,481)

Cash flows from financing activities:
Proceeds from long-term debt	$—	$1,770,000
Debt issuance costs	—	(9,621)
Repayment of long-term debt	(101,680)	(1,789,702)
Proceeds from issuance of shares in connection with share-based compensation	5,785	6,559
Payment of tax withholdings related to net share settlements	(9,346)	(9,267)

Shares repurchased and retired	(9,273)	(29,030)
Dividends paid	(34,839)	—
Contingent consideration payments subsequent to acquisitions	—	(600)

Net cash used in financing activities - continuing operations	(149,353)	(61,661)

Net cash provided by financing activities - discontinued operations	—	—

Total cash used in financing activities	$(149,353)	$(61,661)

Effect of exchange rate on cash, cash equivalents, and restricted cash	(1,553)	26
Net change in cash, cash equivalents, and restricted cash	31,446	(2,522)
Cash, cash equivalents, and restricted cash at beginning of period	115,702	98,250
Less: Change in cash, cash equivalents, and restricted cash - discontinued operations	18	—
Plus: Cash swept from discontinued operations	18	—

Cash, cash equivalents, and restricted cash at end of period	$147,148	$95,728

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CoreLogic, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited)

	For the Three Months Ended June 30, 2020
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$30,792	$98,170	$(69,957)	$—	$59,005
Income taxes	—	—	21,970	—	21,970
Depreciation and amortization	25,050	13,283	8,368	—	46,701
Interest expense/(income), net	411	(5)	17,239	—	17,645
Share-based compensation	2,254	2,802	8,697	—	13,753
Non-operating losses/(gains)	1,193	(1,800)	(5,629)	—	(6,236)
Efficiency investments and other	(490)	425	6,779	—	6,714
Transaction costs	(3,005)	223	242	—	(2,540)
Impairment Loss	—	1,228	—	—	1,228

Adjusted EBITDA	$56,205	$114,326	$(12,291)	$—	$158,240

	For the Three Months Ended June 30, 2019
(in thousands)	PIRM	UWS	CORP	ELIM	CoreLogic
Net income/(loss) from continuing operations	$19,272	$20,377	$(45,173)	$—	$(5,524)
Income taxes	—	—	(14,928)	—	(14,928)
Depreciation and amortization	26,113	13,757	7,236	—	47,106
Interest (income)/expense, net	(61)	60	19,182	—	19,181
Share-based compensation	1,538	1,634	4,691	—	7,863
Non-operating losses/(gains)	4,215	(194)	13,833	—	17,854
Efficiency investments and other	621	5,424	6,518	—	12,563
Transaction costs	1,675	—	194	—	1,869
Impairment loss	—	47,834	—	—	47,834
Amortization of acquired intangibles included in equity in losses of affiliates	77	—	—	—	77
Adjusted EBITDA	$53,450	$88,892	$(8,447)	$—	$133,895

CoreLogic, Inc.

Reconciliation of Adjusted EPS

(Unaudited)

	For the Three Months Ended June 30,
(Diluted income per share)	2020	2019
Net income/(loss) from continuing operations	$0.73	$(0.07)
Share-based compensation	0.17	0.1
Non-operating (gains)/losses	(0.08)	0.22
Efficiency investments and other	0.08	0.15
Impairment loss	0.02	0.59
Transaction costs	(0.03)	0.02
Depreciation and amortization of acquired software and intangibles	0.21	0.23
Income tax effect on adjustments	(0.08)	(0.45)

Adjusted EPS	$1.02	$0.79

CoreLogic, Inc.

Reconciliation to Free Cash Flow

(Unaudited)

(in thousands)	For the Twelve Months Ended June 30, 2020
Net cash provided by operating activities - continuing operations	$511,549
Purchases of property and equipment	(78,713)
Purchases of capitalized data and other intangible assets	(40,247)

Free cash flow	$392,589